UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Bidz.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4728109
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)
3562 Eastham Drive, Culverton, California	90232
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value per share	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:             N/A             (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

The holders of common stock, par value $0.001, are entitled to one vote per share on all matters to be voted upon by stockholders. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors out of funds legally available for that purpose. In the event of the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. The common stock has no preemptive or conversion rights, other subscription rights, or redemption or sinking fund provisions.

Item 2.    Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number Description

3.1    Certificate of Incorporation of the Registrant (1)

3.2    Bylaws of the Registrant (2)

4.1    Specimen of Common Stock Certificate (3)

(1)  Incorporated by reference to Exhibit 3.1 of Registrant’s Form S-1 (File No. 333-132545).

(2)  Incorporated by reference to Exhibit 3.2 of Registrant’s Form S-1 (File No. 333-132545).

(3)  Incorporated by reference to Exhibit 3.2 of Registrant’s Form S-1 (File No. 333-132545).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Bidz.com, Inc.
(Registrant)

Date June 5, 2007	By:	/s/ Lawrence Y. Kong
Lawrence Y. Kong
Chief Financial Officer